UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
June 8, 2005
(Date of report; date of
earliest event reported)
Commission file number: 1-3754
General Motors Acceptance Corporation
(Exact name of registrant as specified in its charter)

Delaware	38-0572512
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
200 Renaissance Center
P.O. Box 200 Detroit, Michigan
48265-2000
(Address of principal executive offices)
(Zip Code)
(313) 556-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure
      General Motors Acceptance Corporation (GMAC), the financial services subsidiary of General Motors Corporation, announced today that Residential Capital Corporation (ResCap), a wholly owned subsidiary, is proposing to make an offering of senior notes (Notes) in one or more tranches through a private offering, subject to market conditions.
      GMAC recently established ResCap as a holding company and transferred ownership of GMAC Mortgage Corporation (GMAC Residential) and Residential Funding Corporation (GMAC-RFC) to it in a move to provide additional operational and financial flexibility and to enhance the liquidity of these operations.
      The principal amount, maturity, interest rate and other terms of the Notes will be determined at pricing. ResCap intends to use a portion of the net proceeds of the proposed offering to repay indebtedness owed to GMAC. The remaining proceeds from the offering, if any, will be used for general corporate purposes. The proposed offering is part of the capitalization of ResCap, which is described in greater detail below.
      The offering of the Notes will not be registered under the Securities Act of 1933, as amended, and the Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. The information contained in this Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of any of the Notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state.
      The information contained in this Item 7.01 of this Form 8-K is being furnished and shall not be deemed “filed” with the Securities Exchange Commission or otherwise incorporated by reference into any registration statement or other document filed pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended.
      The information contained in this Item 7.01 of this Form 8-K may contain forward-looking statements within the meaning of the federal securities laws. In some cases, you can identify these statements by our use of forward-looking words such as “may,” “will,” “should,” “anticipate,” “estimate,” “expect,” “plan,” “believe,” “predict,” “potential,” “project,” “intend,” “could” or similar expressions. In particular, statements regarding plans, strategies, prospects and expectations regarding the business are forward-looking statements. You should be aware that these statements and any other forward-looking statements in this document only reflect expectations and are not guarantees of performance. These statements involve risks, uncertainties and assumptions. Many of these risks, uncertainties and assumptions are beyond our control, and may cause actual results and performance to differ materially from our expectations. Accordingly, you should not place undue reliance on the forward-looking statements contained in this information. These forward-looking statements speak only as of the date on which the statements were made. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
      In connection with the offering of the Notes, ResCap anticipates disclosing to prospective purchasers of the Notes the information set forth below:
      GM, GMAC and ResCap have agreed in principle to certain restrictions to be included in an operating agreement to be executed in connection with the above mentioned closing of the Notes. The operating agreement will restrict ResCap’s ability to declare a dividend, unless ResCap’s stockholder’s equity is at least $6.5 billion. If ResCap is permitted to declare a dividend pursuant to the previous sentence, the cumulative amount of such dividend may not exceed 50% of ResCap’s cumulative consolidated net income. Neither GMAC Residential nor GMAC-RFC has paid any dividends to GMAC during the past eight years.
      As previously announced on May 4, 2005, Thomas Jacob, retired chairman and CEO of Chase Manhattan Mortgage Corporation, and Thomas Melzer, co-founder and managing director of RiverVest Venture Partners and the former president and CEO of the Federal Reserve Bank of St. Louis, were recently named as independent directors of ResCap. Mr. Jacob was also appointed chairman of the Audit

Committee of ResCap. Under the operating agreement, ResCap will not be authorized to commence, facilitate or consent to the institution of bankruptcy proceedings if such action is being taken in connection with the institution of bankruptcy proceedings with respect to GMAC, unless such action is approved by a majority of the members of ResCap’s board of directors, including a majority of the independent directors. The independent directors will be required by the operating agreement to consider only ResCap’s interests, including the interest of any senior indebtedness, when acting with regard to bankruptcy related matters, termination of the operating agreement or amending the operating agreement, if materially adverse to ResCap creditors.
      GMAC will subordinate an initial principal balance of $5.0 billion of inter-company debt currently owed by ResCap to GMAC. Repayment of the subordinate debt may be made only from ResCap’s cumulative consolidated net income, less any dividends described in a previous paragraph, from the proceeds of any issuance of equity or subordinated indebtedness or up to 50% of the proceeds from the issuance of ResCap senior indebtedness. However, ResCap will be permitted to pay up to $500 million in aggregate of the subordinated indebtedness notwithstanding the foregoing restrictions. No payments of principal or interest will be permitted with respect to the subordinated note during any payment default by ResCap under other senior indebtedness, and no payments will be permitted if ResCap is dissolved, liquidated or reorganized unless all amounts outstanding under other senior indebtedness have been paid in full. GMAC intends to enter into a revolving credit agreement and a term loan agreement with ResCap in amounts yet to be determined. Borrowings by ResCap under the revolving credit agreement will bear interest at an annual rate, determined monthly, equal to the one-month LIBOR rate plus a market spread and borrowings under the term loan agreement will bear interest at an annual rate, determined monthly, equal to a short-term LIBOR index plus a market spread. In addition, GM and GMAC will have approximately $3.7 billion of non-dollar denominated credit facilities available for ResCap operations outside the United States. Subject to market conditions, it is ResCap’s intent to repay all affiliate borrowings by the end of 2007.
      Pursuant to the operating agreement, ResCap will be prohibited from extending credit to GMAC and from entering into material transactions with GMAC unless the transactions are on terms and conditions that are consistent with those that parties at arms-length would agree to and for fair value. ResCap will also be required to maintain separate books and financial records and GMAC will hold ResCap out to the public as a legal entity separate and distinct from GMAC.
      The restructuring, separate capital structure, independent directors and other corporate governance arrangements are intended to facilitate enhanced liquidity and cost effectiveness of the financing of ResCap’s mortgage operations. With separate liquidity and funding of ResCap, GMAC also benefits through reduced funding requirements for its residential mortgage operations.
      ResCap is a wholly owned indirect subsidiary of GMAC and is separate from GMAC Commercial Mortgage Corporation. GM and GMAC have no intention of divesting, in whole or in part, their residential mortgage operations. ResCap expects to obtain investment grade ratings from DBRS, Fitch, Moody’s Investor Service and Standard & Poor’s. GMAC would consider all reasonable actions to maintain ResCap’s investment grade ratings.

      Provided below is an excerpt from GMAC’s recent Form 10-K and Form 10-Q filings.
GMAC Reporting Segments Comprising ResCap (a)

	Year Ended
	December 31,

	GMAC	GMAC-
	Residential	RFC

	($ in millions)
2004
Net financing revenue before provision for credit losses	$262	$1,992
Provision for credit losses	5	(983)
Other revenue	1,457	1,145

Total net revenue	1,724	2,154
Noninterest expense	1,223	1,148

Income before income tax expense	501	1,006
Income tax expense	226	377

Net income	$275	$629

Total assets	$15,235	$78,706

2003
Net financing revenue before provision for credit losses	$95	$1,369
Provision for credit losses	(20)	(420)
Other revenue	1,798	968

Total net revenue	1,873	1,917
Noninterest expense	1,282	1,065

Income before income tax expense	591	852
Income tax expense	217	314

Net income	$374	$538

Total assets	$10,205	$60,084

2002
Net financing revenue before provision for credit losses	$9	$533
Provision for credit losses	(10)	(208)
Other revenue	1,180	998

Total net revenue	1,179	1,323
Noninterest expense	1,165	816

Income before income tax expense	14	507
Income tax expense	8	194

Net income	$6	$313

Total assets	$14,654	$26,800

(a)	These segments comprise the majority of ResCap. For materiality reasons, such amounts may not agree with similar amounts reported by ResCap on a consolidated basis.

GMAC Reporting Segments Comprising ResCap (a, b)

	Three Months Ended
	March 31,

	GMAC	GMAC-
	Residential	RFC

	($ in millions)
2005
Net financing revenue before provision for credit losses	$34	$386
Provision for credit losses	(1)	(132)
Other revenue	399	438

Total net revenue	432	692
Noninterest expense	297	298

Income before income tax expense	135	394
Income tax expense	64	143

Net income	$71	$251

Total assets	$20,634	$77,661

2004
Net financing revenue before provision for credit losses	$58	$497
Provision for credit losses	(2)	(201)
Other revenue	261	292

Total net revenue	317	588
Noninterest expense	273	299

Income before income tax expense	44	289
Income tax expense	20	115

Net income	$24	$174

Total assets	$11,619	$65,392

(a)	These segments comprise the majority of ResCap. For materiality reasons, such amounts may not agree with similar amounts reported by ResCap on a consolidated basis.

(b)	Stockholder’s equity at March 31, 2005 totaled $1,662 and 3,095 for GMAC Residential and GMAC-RFC, respectively.
Attached as Exhibit 99.1 is additional information pertaining to ResCap’s business and the proposed operating agreement.

Item 9.01	Financial Statements and Exhibits

Exhibit	Description	Method of Filing

99.1	ResCap business	Filed herewith

SIGNATURES
      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOTORS ACCEPTANCE CORPORATION
(Registrant)

Dated:	June 8, 2005	/s/ Sanjiv Khattri ------------------------------------------ Sanjiv Khattri
Executive Vice President Chief Financial Officer and Director

Dated:	June 8, 2005	/s/ Linda K. Zukauckas ------------------------------------------ Linda K. Zukauckas
Vice President and Corporate Controller